UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

Sino Fortune Holding Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +86 15601666822

TAPIOCA CORP.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2016, Sino Fortune Holding Corporation (the “Company”) entered into a non-binding letter of intent (“LOI”) with Benefactum Alliance Holdings Company Limited (“Benefactum Alliance”), a BVI company, and shareholders of Benefactum Alliance. Benefectum Alliance indirectly controls Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Consultant”), a company incorporated in the P.R.C. engaged in business and financial consulting services. The parties agreed to enter into a definitive agreement pursuant to which shareholders of Benefactum Alliance shall exchange 100% of their ownership in Benefactum Alliance for a to-be-determined amount of newly issued restricted shares of common stock of the Company.

Benefactum Consultant has been committed to the development of the financial globalization and information technology innovation, and provides professional, efficient, safe and qualified business and financial consulting services such as financial assets transaction information and related consulting services. Benefactum Consultant’s online platform, www.hyjf.com, is designed to provide the small and medium-sized enterprises and individual customers in China with attractive returns and efficient ways with its leading risk management system and Internet technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sino Fortune Holding Corporation

Date: May 6, 2016

	By:	/s/ XIE JING
XIE JING
Principal Executive, Financial Officer and Chief Accounting Officer